Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Heritage NOLA Bancorp, Inc., file No. 333-223515, of our report dated March 29, 2018 relating to the consolidated financial statements of Heritage NOLA Bancorp, Inc. for the year ended December 31, 2017 appearing in this Annual Report on Form 10-K.

/s/ Hannis T. Bourgeois, LLP

New Orleans, Louisiana

April 4, 2018